Exhibit 99.4

For Immediate Release İ Global Communications İ MetLife, Inc.

Contacts:     For Media:    Ashia Razzaq
MetLife
(212) 578-1538

For Investors: John Hall
MetLife
(212) 578-7888

MetLife Announces New $2 Billion Share Repurchase Authorization

NEW YORK, Nov. 1, 2018– MetLife, Inc. (NYSE: MET) today announced that its board of directors has approved a new $2 billion authorization for the company to repurchase its common stock. In May 2018, MetLife announced a $1.5 billion repurchase authorization and the company has bought back approximately $1 billion of its common stock under that board authorization.

Commenting on the announcement, MetLife Chairman, President and CEO Steven A. Kandarian said:

"Excess capital belongs to our shareholders, and we are pleased to announce a new $2 billion share repurchase authorization. Taken together with the balance from our prior authorization, MetLife has current authorized buyback capacity of almost $2.5 billion.”

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About MetLife
MetLife, Inc. (NYSE: MET), through its subsidiaries and affiliates (“MetLife”), is one of the world’s leading financial services companies, providing insurance, annuities, employee benefits and asset management to help its individual and institutional customers navigate their changing world. Founded in 1868, MetLife has operations in more than 40 countries and holds leading market positions in the United States, Japan, Latin America, Asia, Europe and the Middle East. For more information, visit www.metlife.com.

Forward-Looking Statements
This news release may contain or refer to forward-looking statements. Forward-looking statements give expectations or forecasts of the future using terms such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “will,” and other terms tied to future periods. Results could differ materially from those expressed or implied in the forward-looking statements. Forward-looking statements are based on assumptions and expectations. They involve risks and uncertainties, including the “Risk Factors” MetLife, Inc. describes in its U.S. Securities and Exchange Commission filings. The company has no obligation to correct or update any forward-looking statement. Parts of this news release may include additional information on forward-looking statements.